NOTICE OF GUARANTEED DELIVERY FOR

BROOKFIELD HOMES CORPORATION

     OFFER TO PURCHASE FOR CASH

UP TO 5,000,000 SHARES OF ITS COMMON STOCK

AT A PURCHASE PRICE NOT GREATER THAN $18.50 NOR LESS THAN $15.50 PER SHARE

As set forth in Section 3 of the offer to purchase dated August 18, 2003, this notice of guaranteed delivery, or a facsimile hereof, must be used to accept the tender offer if:

(a)	certificates representing the shares of common stock, par value $0.01 per share, of Brookfield Homes Corporation, a Delaware corporation, cannot be delivered prior to the “expiration date” (as defined in Section 1 of the offer to purchase); or

(b)	the procedure for book-entry transfer cannot be completed before the “expiration date” (as defined in Section 1 of the offer to purchase); or

(c)	time will not permit a properly completed and duly executed letter of transmittal, or manually signed facsimile thereof, and all other required documents to reach the depositary referred to below before the expiration date.

This form or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by facsimile transmission or mailed to the depositary so that it is received by the depositary before the expiration date. See Section 3 of the offer to purchase.

The Depositary for the Offer is:

Mellon Investor Services LLC

By Mail:	By Hand:	By Overnight Courier:
Mellon Investor Services LLC Attn:Reorganization Dept. P. O. Box 3301 South Hackensack, NJ07606	Mellon Investor Services LLC Attn: Reorganization Dept. 120 Broadway, 13th Floor New York, NY 10271 By Facsimile Transmission (For Eligible Institutions Only): 201-296-4293	Mellon Investor Services LLC Attn: Reorganization Dept. 85 Challenger Road Mail Drop-Reorg. Ridgefield Park, NJ 07660

To Confirm Facsimile
Transmissions (For Eligible
Institutions Only):

201-296-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO BROOKFIELD HOMES OR THE INFORMATION AGENT OF THE TENDER OFFER WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY (AS DEFINED IN THE OFFER TO PURCHASE) WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

This notice of guaranteed delivery form is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an “eligible guarantor institution” (as defined in Section 3 of the offer to purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders the above described shares to Brookfield Homes at the price per share indicated below, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase, and the related letter of transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer, receipt of which are hereby acknowledged.

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
(See Instruction 5 to the Letter of Transmittal)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered” at Price Determined Pursuant to the Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by Brookfield Homes for the shares is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the offer to purchase, at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
CHECK ONLY ONE BOX BELOW
IF MORE THAN ONE BOX IS CHECKED,
THERE IS NO VALID TENDER OF SHARES

|_| Price $15.50	|_|	Price $16.30	|_| Price $17.10	|_|	Price $17.90
|_| Price $15.60	|_|	Price $16.40	|_| Price $17.20	|_|	Price $18.00
|_| Price $15.70	|_|	Price $16.50	|_| Price $17.30	|_|	Price $18.10
|_| Price $15.80	|_|	Price $16.60	|_| Price $17.40	|_|	Price $18.20
|_| Price $15.90	|_|	Price $16.70	|_| Price $17.50	|_|	Price $18.30
|_| Price $16.00	|_|	Price $16.80	|_| Price $17.60	|_|	Price $18.40
|_| Price $16.10	|_|	Price $16.90	|_| Price $17.70	|_|	Price $18.50
|_| Price $16.20	|_|	Price $17.00	|_| Price $17.80

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER
(See Instruction 6 to the Letter of Transmittal)

|_|	The undersigned wants to maximize the chance of having Brookfield Homes purchase all of the shares the undersigned is tendering (subject to the possibility of proration, if applicable). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Brookfield Homes, in accordance with the terms of the tender offer. This action could result in receiving a price per share as low as $15.50.

ODD LOTS
(See Instruction 7 to the Letter of Transmittal)

To be completed ONLY if shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares.

On the date hereof, the undersigned either (check one):

|_|	was the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares; or
|_|	is a broker, dealer, commercial bank, trust company or other nominee that:
(a) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder; and
(b)	believes, based upon representations made to it by each such beneficial owner, that each such person was the beneficial owner of an aggregate of fewer than 100 shares, and is tendering all of such shares.

FOREIGN HOLDERS
(See Instruction 8 to the Letter of Transmittal)

Subject to the terms and conditions of the tender offer, the depositary for the tender offer will not withhold U.S. tax for foreign holders who check a box below and who dispose of all of their shares, including those owned directly and constructively (see Section 13 of the offer to purchase).

|_|	The undersigned is the beneficial or record owner of Brookfield Homes’ shares and is tendering all of its shares, including those owned directly and constructively (see Section 13 of the offer to purchase); or

|_|	The undersigned is a broker, dealer, commercial bank, trust company or other nominee that:
	(a)	is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder; and
(b)	believes, based upon representations made to it by each such beneficial owner, that each such person is tendering all of their shares, including those owned directly and constructively (see Section 13 of the offer to purchase).

SIGNATURE BOX
Number of Shares:

Certificate No(s). (if available):

Name(s):

(Please Type or Print)
Address(es) including Zip Code:

Area Code and Telephone Number(s):

Signature(s)

Dated: , 2003

If Shares will be tendered by book-entry transfer, provide the following information:

Account Number at Book-Entry Transfer Facility:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN “ELIGIBLE GUARANTOR INSTITUTION,” AS SUCH TERM IS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EACH OF THE FOREGOING CONSTITUTING AN “ELIGIBLE GUARANTOR INSTITUTION,” GUARANTEES THE DELIVERY TO THE DEPOSITARY OF THE SHARES TENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES TENDERED HEREBY HAVE BEEN DELIVERED UNDER THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THE OFFER TO PURCHASE INTO THE DEPOSITARY’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL, OR A MANUALLY SIGNED FACSIMILE THEREOF, AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS OF THE DATE HEREOF.

Name of Firm:

AUTHORIZED SIGNATURE
Name:
(Please Type or Print)
Title:
Address:
Zip Code
Area Code and Telephone Number:
Dated: , 2003

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.